                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors and Reports to Shareholders" and to the use of our report dated December 1, 1998, which is incorporated by reference, in this Registration Statement on Form N-1A of TD Waterhouse Trust.




/s/ Ernst & Young LLP
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ERNST & YOUNG LLP

New York, New York
August 4, 1999